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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 3, 2008 related to the financial statements of Earth Tech included in Form 8-K/A filed by AECOM Technology Corporation on October 10, 2008, as of and for the years ended September 28, 2007, September 29, 2006 and September 30, 2005 and to the use of our report dated July 3, 2008 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting principles), incorporated by reference in the Prospectus, which is part of the Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement and Prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 2, 2009

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS